                                                                   Exhibit 11.1

                                IPL SYSTEMS, INC.
                      COMPUTATION OF LOSS PER COMMON SHARE
                    (in thousands, except per share amounts)




                                                          THREE MONTHS ENDED
                                                             JANUARY 31,
                                                       1998              1997
Basic EPS Computation

Net loss                                             $   (420)         $   (110)
                                                     --------          --------


Weighted average shares outstanding                    23,819            18,078
                                                     --------          --------


Shares used in computing basic
 loss per share                                        23,819            18,078
                                                     --------          --------

Basic loss per share                                 $  (0.02)         $  (0.01)
                                                     ========          ========




                                                           THREE MONTHS ENDED
                                                              JANUARY 31,

                                                         1998            1997
Diluted EPS Computation

Net loss                                               $   (420)       $   (110)
                                                       --------        --------


Weighted average shares outstanding                      23,819          18,078

Common stock equivalents from the issuance of
   options and warrants using the treasury stock
   method                                                  --             --
                                                       --------        --------

Shares used in computing diluted
 loss per share                                          23,819          18,078
                                                       --------        --------

Diluted loss per share                                 $  (0.02)       $  (0.01)
                                                       ========        ========